UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2020

SENSATA TECHNOLOGIES HOLDING PLC

(Exact name of Registrant as specified in its charter)

England and Wales	001-34652	98-1386780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

529 Pleasant Street

Attleboro, Massachusetts 02703, United States

(Address of Principal executive offices, including Zip Code)

+1(508) 236 3800

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary Shares - nominal value €0.01 per share	ST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Safe Harbor Statement

This Current Report on Form 8-K (“Form 8-K”) is being filed by Sensata Technologies Holding plc (the “Company”), a public limited company incorporated under the laws of England and Wales, which, collectively with its wholly-owned subsidiaries, is referred to herein as "Sensata," "we," "our," or "us." Statements in this Form 8-K that are not historical facts, such as those identified by the use of words “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “would,” and similar expressions, are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the use of proceeds from the sale and issuance of the Notes (as defined below). By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. These risks and uncertainties include, but are not limited to, changes in our strategic priorities, unanticipated demands on our capital resources, new opportunities that may arise, such as acquisition opportunities, and other decisions we may make regarding the deployment of capital. Detailed information about these and other risks is included in our Annual Report on Form 10-K for the year ended December 31, 2019 and our other reports filed with the Securities and Exchange Commission. Because actual results could differ materially from our intentions, plans, expectations, assumptions and beliefs about the future, you are urged to view all forward-looking statements contained in this Form 8-K with caution. Except as required by applicable law, we do not undertake any obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 1.01	Entry Into a Material Definitive Agreement.

On August 17, 2020 (the “Closing Date”), Sensata Technologies, Inc. (“STI”), an indirect, wholly-owned subsidiary of the Company, completed the issuance and sale of $750.0 million aggregate principal amount of STI’s 3.750% senior notes due 2031 (the “Notes”).

A portion of the net proceeds from the issuance and sale of the Notes was used to repay approximately $400.0 million of outstanding revolving borrowings under STI’s senior secured credit facilities (the “Senior Credit Facilities”), and to pay fees and expenses in connection with the offering of the Notes and related transactions. We expect to use the remainder of the net proceeds for general corporate purposes, including working capital. General corporate purposes may include, among other things, using the remaining proceeds, together with available cash, to redeem all or a portion of the 6.250% senior notes due 2026 issued by Sensata Technologies UK Financing Co. plc (“STUK”), which first become eligible for optional redemption at a fixed redemption price in February 2021.

Indenture

The Notes were issued pursuant to an indenture, dated as of the Closing Date (the “Indenture”), among STI, the guarantors named therein (the “Guarantors”), and The Bank of New York Mellon, as trustee (the “Trustee”).

Interest and Maturity

The Notes bear interest at a rate of 3.750% per annum and mature on February 15, 2031. Interest is payable on the Notes on February 15 and August 15 of each year, commencing on February 15, 2021.

Guarantees

As of the Closing Date, STI’s obligations under the Notes are guaranteed by Sensata Technologies B.V. (“STBV”), an indirect, wholly-owned subsidiary of the Company, and all of STBV’s subsidiaries (other than STI) that guarantee the obligations of STI under the Senior Credit Facilities and the following existing senior notes (collectively, the “Existing Notes”): STBV’s 4.875% senior notes due 2023, 5.625% senior notes due 2024, and 5.0% senior notes due 2025; STUK’s 6.250% senior notes due 2026; and STI’s 4.375% senior notes due 2030. The Notes are STI’s, and the guarantees are the Guarantors’, senior unsecured obligations and rank equally in right of payment to all existing and future senior indebtedness of STI or the Guarantors, respectively, including indebtedness under the Senior Credit Facilities and the Existing Notes. The Notes and the guarantees rank senior in right of payment to all of STI’s and the Guarantors’ future indebtedness and other obligations that expressly provide for their subordination to the Notes and the guarantees. The Notes and the guarantees are effectively junior to STI’s and the Guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing that indebtedness, including indebtedness under the Senior Credit Facilities. The Notes and the guarantees also will be structurally subordinated to all existing and future obligations, including trade payables, of any of STBV’s subsidiaries that do not guarantee the Notes.

Covenants

The Indenture contains covenants that limit the ability of STBV and its subsidiaries (including STI) to, among other things: incur liens; engage in sale and leaseback transactions; with respect to any subsidiary of STBV (other than STI), incur indebtedness without such subsidiary’s guaranteeing the Notes; or consolidate, merge with, or sell, assign, convey, transfer, lease, or otherwise dispose of all or substantially all of their properties or assets to, another person. These covenants are subject to important exceptions and qualifications set forth in the Indenture.

The guarantees of the Notes and certain of these covenants will be suspended if the Notes are assigned an investment-grade rating by either Standard & Poor’s or Moody’s Investors Service, Inc. and no default has occurred and is continuing. The guarantees of the Notes and the suspended covenants will be reinstated if the Notes are no longer rated investment grade by both rating agencies or an event of default has occurred and is continuing at such time.

Events of Default

The Indenture provides for events of default (subject in certain cases to customary grace and cure periods), which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the Indenture, defaults in payment of certain other indebtedness, certain events of bankruptcy or insolvency, failure to pay certain judgments, and when the guarantees of significant subsidiaries cease to be in full force and effect. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest on all of the Notes to be due and payable immediately. All provisions regarding remedies in an event of default are subject to the Indenture.

Optional Redemption

At any time, and from time to time, prior to February 15, 2026, STI may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus a “make whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. At any time on or after February 15, 2026, STI may redeem the Notes, in whole or in part, at the following prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to, but excluding, the redemption date:

Period beginning February 15,	Price
2026	101.875%
2027	100.938%
2028 and thereafter	100.000%

In addition, at any time prior to August 15, 2023, STI may redeem up to 40% of the principal amount of the outstanding Notes (including additional Notes, if any) with the net cash proceeds of certain equity offerings at a redemption price (expressed as a percentage of principal amount) of 103.750%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, provided that at least 60% of the aggregate principal amount of the Notes (including additional Notes, if any) remains outstanding immediately after each such redemption.

Upon the occurrence of certain changes in control, each holder of the Notes will have the right to require STI to repurchase the Notes at 101% of their principal amount plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

Upon changes in certain tax laws or treaties, or any change in the official application, administration, or interpretation thereof, STI may, at its option, redeem the Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, premium, if any, and all Additional Amounts (as defined in the Indenture), if any, then due and which will become due on the date of redemption.

The offer and sale of the Notes has not been registered under the Securities Act of 1933, as amended, and, unless so registered, the Notes may not be offered or sold in the United States without an applicable exemption from the registration requirements of that act.

A copy of the Indenture is attached as Exhibit 4.1 to this Form 8-K and is incorporated by reference herein. The description of the material terms of the Notes, the guarantees and the Indenture is qualified in its entirety by reference to such exhibit.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of August 17, 2020, among Sensata Technologies, Inc., the Guarantors named therein, and The Bank of New York Mellon, as the Trustee.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING PLC

/s/ Maria Freve
Date: August 20, 2020	Name: Maria Freve
Title: Vice President and Chief Accounting Officer